UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2016

MILESTONE SCIENTIFIC INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-14053	13-3545623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07034

(Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:	Submission of Matters to Vote of Security Holders.

On May 25, 2016, Milestone Scientific Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders. At that meeting, stockholders:

●	Elected five incumbent directors to serve until the next annual meeting of the Company’s stockholders or until their respective successors have been duly elected and qualified;

●

Approved amendments to the 2011 Stock Option Plan to: (i) change the name of the plan to the “Milestone Scientific Inc. 2011 Equity Compensation Plan”; (ii) provide for awards of shares of the Company’s common stock; and (iii) increase the maximum number of shares which may be issued thereunder from 2,000,000 to 4,000,000 (‘Compensation Plan Amendments”);

●	Adopted a non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers (“Executive Compensation”); and

●	Approved, on an advisory basis, the appointment of Baker Tilly Virchow Krause LLP as the Company’s independent auditors for the 2016 fiscal year.

The specific votes were as follows:

1.	The election of directors:
		VOTES

NAME	FOR	WITHHELD	BROKER NON-VOTES
Leslie Bernhard	11,214,024	729,740	7,344,664
Leonard Osser	11,245,062	698,702	7,344,664
Leonard Schiller	11,231,517	712,247	7,344,664
Gian Domenico Trombetta	11,245,062	698,702	7,344,664
Edward Zelnick, M.D.	11,231,517	712,247	7,344,664

2.	Approval of the Compensation Plan Amendments *:

	VOTES
FOR	AGAINST	ABSTAIN
10,802,975	923,264	217,525

*There were 7,344,664 broker non-votes on this matter.

3.	Adoption of the non-binding advisory resolution approving Executive Compensation*:

	VOTES
FOR	AGAINST	ABSTAIN
10,943,218	738,325	262,221

*There were 7,344,664 broker non-votes on this matter.

4.	Advisory approval of Baker Tilly Virchow Krause LLP as the Company’s independent auditors for the 2016 fiscal year:

	VOTES
FOR	AGAINST	ABSTAIN
17,528,595	677,863	1,081,970

********

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.

By:	/s/ Joseph D’Agostino
Joseph D’Agostino
Chief Financial Officer

Dated: May 31, 2016

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